Exhibit 10.14

NOTICE OF GRANT
RESTRICTED STOCK UNITS
ANTERIS TECHNOLOGIES GLOBAL CORP. EQUITY INCENTIVE PLAN
(U.S. NON-EMPLOYEE DIRECTOR)

Anteris Technologies Global Corp., a Delaware corporation (the “Company”), has awarded to Participant, as identified below, the number of Restricted Stock Units (the “RSUs”, and each such unit, an “RSU”) set forth below. The RSUs are subject to all of the terms and conditions as set forth in this Notice of Grant (this “Notice”) as well as in the Company’s Equity Incentive Plan (the “Plan”) and the Non-Employee Director Restricted Stock Unit Agreement (the “Agreement”), both of which are attached hereto and incorporated in their entirety. Notwithstanding the foregoing, the effectiveness of the provisions of this Notice and Agreement (and any corresponding benefits to Participant) is subject to receipt of stockholder approval of the issue of the RSUs to the Participant in accordance with the requirements of the Australian Securities Exchange (“ASX”) Listing Rules (“ASX Listing Rules”), including for the purposes of ASX Listing Rule 10.14. Capitalized terms not explicitly defined in this Notice but defined in the Plan or the Agreement will have the same definitions as in the Plan or the Agreement. In the event of any conflict between the terms of the Award and the Plan, the terms of the Plan will control.

Participant:	[	]

Number of RSUs:	[	]

Date of Grant:	[	]	(the “Date of Grant”)

Vesting Date:	All of the RSUs will vest on the earlier of the first anniversary of the Date of Grant and the date of the first annual meeting of stockholders that occurs immediately following the Date of Grant (the “Vesting Date”), subject to Participant remaining in the continuous service of the Company as a non-employee Director through the Vesting Date.

Dividend Equivalents:	Dividend equivalents with respect to the RSUs will be accumulated for the benefit of Participant if and when regular cash dividends are declared and credited in the form of additional RSUs in accordance with Section 4 of the Agreement, and will be paid in shares of Common Stock to Participant upon any settlement of the RSUs.

By the Company’s and Participant’s signatures to the Agreement, the Company and Participant agree that the RSUs are governed by this Notice and by the provisions of the Plan and the Agreement, both of which are attached to and made a part of this document. Participant acknowledges receipt of copies of the Plan and the Agreement, represents that Participant has read and is familiar with their provisions, and hereby accepts the RSUs subject to all of their terms and conditions.

The Company has caused this Notice and the Agreement to be effective as of the Date of Grant.

ANTERIS TECHNOLOGIES GLOBAL CORP.

By:
Date:

2

ANTERIS TECHNOLOGIES GLOBAL CORP.

Non-Employee Director Restricted Stock Unit Agreement

Anteris Technologies Global Corp. (the “Company”), has awarded Participant, as named in the Notice of Grant (the “Notice”), to which this Non-Employee Director Restricted Stock Unit Agreement (this “Agreement”) is attached, a Restricted Stock Unit Award (the “RSUs”) that is subject to the Company’s Equity Incentive Plan (the “Plan”), the Notice, this Agreement, and stockholder approval (which was received on December 3, 2025), as set forth in the Notice for the issuance of the number of RSUs indicated in the Notice. In the event of any conflict between the terms in this Agreement and the Plan, the terms of the Plan will control. All terms used in this Agreement with initial capital letters that are defined in the Plan and not otherwise defined herein have the meanings assigned to them in the Plan.

Notwithstanding anything to the contrary in this Agreement, the effectiveness of the provisions of this Agreement (and any corresponding benefits to Participant) is subject to receipt of stockholder approval of the issue of the RSUs to the Participant in accordance with the requirements of the ASX Listing Rules, including ASX Listing Rule 10.14.

1.
Normal Vesting.

(a)
Subject to the terms and conditions of Sections 2 and 3 hereof, the RSUs will vest in accordance with the vesting schedule set forth in the Notice and will be paid in accordance with Section 5 hereof.

(b)
For the purposes of this Agreement, Participant’s continuous service to the Company as a non-employee Director shall not be deemed to have been interrupted, and Participant shall not be deemed to have ceased serving the Company as a non-employee Director, by reason of any commencement of employment with the Company or its Subsidiaries.

2.
Change in Control. Notwithstanding the provisions of Section 1 hereof, and subject to the payment provisions of Section 5 hereof, upon the consummation of a Change in Control occurring during the vesting period described in the Notice while Participant is in continuous service to the Company as a non-employee Director, to the extent the RSUs have not yet vested, the RSUs shall immediately become nonforfeitable.

3.
Forfeiture of Awards. Except as provided in Section 2 of this Agreement, Participant’s right to receive the RSUs, to the extent not yet vested, shall be forfeited automatically and without further notice on the date that Participant’s continuous service to the Company as a non-employee Director terminates prior to the end of the vesting period described in the Notice. In the event that Participant shall intentionally commit an act that the Committee determines to be materially adverse to the interests of the Company or a Subsidiary, Participant’s right to receive the RSUs shall be forfeited at the time of that determination notwithstanding any other provision of this Agreement to the contrary.

4.
Dividend Equivalents. Following the Date of Grant, on the date that the Company pays a cash dividend (if any) to holders of Common Stock generally, Participant shall be entitled to a number of additional RSUs determined by dividing (i) the product of (x) the dollar amount of the cash dividend paid per share of Common Stock on such date and (y) the total number of RSUs (including dividend equivalents paid thereon) previously credited to Participant as of such date, by (ii) the Fair Market Value of the Common Stock on such date. Such dividend equivalents (if any) shall be subject to the same terms and conditions and shall be paid, in the aggregate rounded down to the nearest whole number, or forfeited in the same manner and at the same time as the RSUs to which the dividend equivalents were credited.

5.
Payment of Awards.

(a)
General. Subject to Section 3 and Section 5(b), payment for the RSUs that are nonforfeitable will be made in shares of Common Stock (with one share of Common Stock being paid for each nonforfeitable RSU) within ten days following the Vesting Date.

(b)
Change in Control. Notwithstanding Section 5(a), upon the consummation of a Change in Control, Participant is entitled to receive payment for all RSUs, to the extent not yet paid, on the date of the Change in Control; provided, however, that if such Change in Control would not qualify as a permissible date of distribution under Section 409A(a)(2)(A) of the Code, and the regulations thereunder, and where Section 409A of the Code applies to such distribution, Participant is entitled to receive the corresponding payment on the date that would have otherwise applied pursuant to Section 5(a) as though such Change in Control had not occurred.

6.
Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws, including any applicable laws of Australia; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any RSUs or shares of Common Stock underlying the RSUs if the issuance or payment thereof would result in violation of any such law.

7.
Transferability. Participant’s right to the RSUs shall not be transferable by Participant except by will or the laws of descent and distribution. Any purported transfer in violation of this Section 7 shall be null and void, and the purported transferee shall obtain no rights with respect to the RSUs or the shares of Common Stock underlying the RSUs.

8.
Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to Participant. This Agreement and the Plan will be administered in a manner consistent with this intent, and any provision that would cause the Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Participant).

9.
Adjustments. Subject to Section 11 of the Plan, the Committee shall make or provide for such adjustments in the number of and kind of shares of Common Stock covered by the RSUs and in other award terms, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participant that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

10.
Relation to Other Benefits. Any economic or other benefit to Participant under this Agreement or the Plan will not be taken into account in determining any benefits to which Participant may be entitled under any profit sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and will not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.

11.
Processing of Information. Information about Participant and Participant’s award of RSUs may be collected, recorded and held, used and disclosed for any purpose related to the administration of the award. Participant understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within Participant’s country or elsewhere, including the United States of America. Participant consents to the processing of information relating to Participant and Participant’s receipt of the shares of Common Stock in any one or more of the ways referred to above.

12.
Amendments. Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent the amendment is applicable to this Agreement; provided, however, that no amendment will adversely affect in a material manner the rights of Participant with respect to the Common Stock or other securities covered by this Agreement without Participant’s consent. Notwithstanding the foregoing, the limitation requiring the consent of Participant to certain amendments will not apply to any amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code, Section 10D of the Exchange Act, or other applicable law.

13.
Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid or unenforceable, the remainder of this Agreement and the application of such provision in any other person or circumstances shall not be affected, and the provisions so held to be invalid or unenforceable shall be reformed to the extent (and only to the extent) necessary to make it enforceable and valid.

14.
Governing Law. This Agreement is made under, and will be construed in accordance with, the internal substantive laws of the State of Delaware. Participant agrees that the state and federal courts located in the State of Delaware will have jurisdiction in any action, suit or proceeding against Participant based on or arising out of this Agreement and Participant hereby: (a) submits to the personal jurisdiction of such courts; (b) consents to service of process in connection with any action, suit or proceeding against Participant; and (c) waives any other requirement (whether imposed by statute, rule of court or otherwise) with respect to personal jurisdiction, venue or service of process.

[SIGNATURES ON FOLLOWING PAGE]

This Agreement is executed by the Company on this [  ] day of [           ], [____].

ANTERIS TECHNOLOGIES GLOBAL CORP.

By:

The undersigned Participant hereby acknowledges receipt of an executed original of this Agreement and accepts the right to receive the RSUs and the shares of Common Stock or other securities covered hereby, subject to the terms and conditions of the Plan and the terms and conditions herein above set forth.

Participant

Date: